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                                                                      Exhibit 11


                     BED BATH & BEYOND INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


                                                               THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                               ------------------                         -----------------
                                                        November 24,       November 26,             November 24,       November 26,
                                                           1996               1995                     1996               1995
                                                           ----               ----                     ----               ----
Weighted average number of shares outstanding          68,471,672           67,920,708               68,363,010        67,836,834

Dilutive effect of common equivalent shares
    (stock options) outstanding                         2,191,986            1,624,498                2,157,368         1,380,342
                                                       ----------           ----------              -----------       -----------

Weighted average number of shares and dilutive common
    equivalent shares (stock options) outstanding      70,663,658           69,545,206               70,520,378        69,217,176
                                                       ==========           ==========              ===========       ===========

Net earnings                                          $13,880,000          $10,006,000              $36,699,000       $26,641,000
                                                      ===========          ===========              ===========       ===========

Net earnings per share                                $      0.20          $      0.14              $      0.52       $      0.38
                                                      ===========          ===========              ===========       ===========



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